EXHIBIT 99.1

[LETTERHEAD OF PALMSOURCE]

PRESS RELEASE

CONTACT INFORMATION

Investors:	Media:
Brian Siegel	Maureen O’Connell
(408) 400-1942	408-400-1543
investor.relations@palmsource.com	Maureen.oconnell@palmsource.com

PalmSource Reports Third Quarter of Fiscal Year 2005 Consolidated Results

SUNNYVALE, Calif., Mar. 31, 2005 — PalmSource Inc., (NASDAQ: PSRC) provider of Palm OS®, a leading operating system powering next generation phones and mobile devices, today announced consolidated results for its third fiscal quarter ended February 25, 2005. Consolidated results for the quarter included one month of financial results for China MobileSoft Ltd. (CMS), which was acquired on January 28, 2005.

Consolidated revenue for the third quarter of 2005 was $17.2 million as compared to $21.6 million reported in the year ago quarter. Gross margin was 93 percent and was flat when compared to the year ago quarter. GAAP net loss was ($0.7) million, or ($0.05) per share, as compared to GAAP net income of $0.6 million or $0.05 per share reported in the year ago quarter.

Non-GAAP net income for the quarter was $0.6 million, or $0.04 per share as compared to non-GAAP net income of $3.6 million or $0.32 per share in the year ago quarter. Non-GAAP net income for the third quarter of 2005 excluded $1.4 million for stock-based compensation expense and $0.1 million for amortization of purchased intangible assets, which was partially offset by $0.1 million for the reversal of accrued restructuring charges. GAAP net loss per share for the third quarter of 2005 was calculated using basic shares outstanding of 15.0 million, while non-GAAP net earnings per share was calculated on a diluted basis using 15.3 million shares.

PalmSource licensees reported shipping a total of approximately 1.4 million units, of which 23 percent were smartphones and 77 percent were PDA’s and other mobile handheld devices. This compares to a total of approximately 2.0 million units shipped in the third quarter of fiscal 2004, of which 12 percent were smartphones and 88 percent were PDA’s and other mobile handheld devices. Also during the third quarter of 2005, as reported by its licensees, CMS applications were shipped on approximately 1 million feature and voice phones into the Chinese market.

“We continue to make progress in our plan to transform PalmSource into a broad-based software provider for all mobile devices,” said David Nagel, president and CEO of PalmSource. “With the completion of the China MobileSoft acquisition, we now have a foothold in the Chinese market with our voice, feature and smartphone products, a low cost, localized development and support capability, and the technology base to improve the competitiveness of our software products internationally.”

Business Outlook

For the fourth quarter ending June 3, 2005, the Company expects revenue in the range of $17.2 million to $18.0 million with a GAAP loss per share in the range of ($0.13) to ($0.18). Fourth quarter GAAP EPS includes approximately $0.13 per share for stock-based compensation and $0.01 per share for amortization of purchased intangible assets that should be excluded when calculating non-GAAP EPS. GAAP and Non-GAAP loss per share should be calculated using 15.0 million basic shares outstanding.

Investor Conference Call / Webcast Details

The Company will hold a conference call on Thursday, March 31, 2005 at 2:00 p.m. PST to review its third quarter results. It will be broadcast live and archived on the web at http://www.palmsource.com/about/ir.html. A replay of the call will be available for 7 days beginning at 3:00 p.m., PST. The replay number is (800) 642-1687, and the passcode is 4786093.

About PalmSource

PalmSource, Inc., the company behind Palm OS®, a leading operating system powering smart mobile devices, is a leading developer of software for mobile phones and other mobile devices. Its products include a wide range of software for mobile phones at all price points. More than 38 million mobile phones, handhelds, and other mobile devices run PalmSource software. More than 45 companies worldwide have licenses to PalmSource software, including Fossil, Garmin, GSPDA, Kyocera, Lenovo, palmOne, Samsung, Sony, Symbol Technologies. Palm OS has given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Powered Economy. More information about PalmSource is available at www.palmsource.com, www.palmsource.co.uk, www.palmsource.fr, www.palmsource.de, www.palmsource.com/es and www.palmsource.com.cn.

Copyright © 2005, PalmSource, Inc. PalmSource, Palm OS, Palm Powered, and certain other trademarks and logos appearing on this press release are trademarks or registered trademarks of PalmSource, Inc. or its affiliate in the United States, France, Germany, Japan, the United Kingdom, and other countries. These marks may not be used in connection with any product or service that does not belong to PalmSource, Inc. (except as expressly permitted by a license with PalmSource, Inc.), in any manner that is likely to cause confusion among customers, or in any manner that disparages or discredits PalmSource, Inc., its licensor, its subsidiaries or affiliates. All other brands and trademarks used herein are or may be trademarks of, and are used to identify other products or services of, their respective owners. All rights reserved.

Use of Non-GAAP Financial Measures

Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company’s management refers to these non-GAAP financial measures — such as non-GAAP net income and net loss — in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. Non-GAAP net income and net loss exclude the effects of stock-based compensation, restructuring charges, separation costs from Palm, Inc., gain on early extinguishment of debt and amortization of intangibles that are included in GAAP financial measures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

Safe Harbor Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our strategy and products and financial results. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, our ability to successfully integrate the acquisition of China MobileSoft Ltd.; our ability to successfully execute our strategy; our ability to effectively utilize our technology to improve the competitiveness of our software products; our ability to identify and meet end users, operators/carriers and manufacturers requirements; realization of the anticipated growth in the mobile device market, particularly in China, and our ability to benefit from such growth and to do business successfully in China; our ability and the ability of our licensees and developers to deliver new products on schedule and in time to meet market demands; and other risks and uncertainties contained in our public announcements, reports to stockholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended May 28, 2004 and our Quarterly Reports on Form 10-Q for the periods ended August 27, 2004 and November 26, 2004. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

PalmSource, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2005	2004	2005	2004
Revenues:
Related party license and royalty	$653	$2,958	$1,958	$23,588
Third party license and royalty	15,299	17,303	49,343	27,983

Total license and royalty	15,952	20,261	51,301	51,571
Related party support and service	89	87	270	500
Third party support and service	1,152	1,221	3,007	3,402
Total support and service	1,241	1,308	3,277	3,902

Total revenues	17,193	21,569	54,578	55,457

Cost of revenues:
License and royalty	706	1,111	2,140	3,102
Support and service	503	460	1,448	1,432

Total cost of revenues	1,209	1,571	3,588	4,534

Gross margin	15,984	19,998	50,990	50,939

Operating expenses:
Research and development	7,144	8,343	22,611	25,069
Sales and marketing	4,496	4,303	13,345	13,201
General and administrative	4,030	3,217	11,062	9,120
Stock-based compensation	1,419	2,803	4,751	6,625
Restructuring	(87)	—	516	—
Amortization of intangible assets	76	—	76	163
Separation costs	—	181	17	7,273

Total operating expenses	17,078	18,847	52,378	61,451

Operating income (loss)	(1,094)	1,151	(1,388)	(10,512)
Interest expense	—	(193)	(31)	(466)
Interest and other income (expense), net	323	(105)	715	(67)
Gain on early extinguishment of debt	—	—	1,875	—

Income (loss) before income taxes	(771)	853	1,171	(11,045)
Income tax provision	(50)	256	—	1,269

Net income (loss)	$(721)	$597	$1,171	$(12,314)

Basic net income (loss) per share	$(0.05)	$0.06	$0.08	$(1.20)

Shares used in computing basic net income (loss) per share	15,039	10,667	14,649	10,298

Diluted net income (loss) per share	$(0.05)	$0.05	$0.08	$(1.20)

Shares used in computing diluted net income (loss) per share	15,039	11,186	14,930	10,298

Reconciliation between GAAP net income (loss) Non-GAAP net income (loss) as follows:
GAAP net income (loss)	(721)	597	1,171	(12,314)
Stock based compensation	1,419	2,803	4,751	6,625
Amortization of intangible assets	76	—	76	163
Restructuring	(87)	—	516	—
Separation costs	—	181	17	7,273
Gain on early extinguishment of debt	—	—	(1,875)	—

Non –GAAP net income (loss)	$687	$3,581	$4,656	$1,747

Basic net income (loss) per share	$0.05	$0.34	$0.32	$0.17

Shares used in computing basic net income (loss) per share	15,039	10,667	14,649	10,298

Diluted net income (loss) per share	$0.04	$0.32	$0.31	$0.16

Shares used in computing diluted net income (loss) per share	15,334	11,186	14,930	11,183

PalmSource’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on February 28.

PalmSource, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 28, 2005	May 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$22,131	$27,144
Short-term investments	33,154	43,057
Accounts receivable, net	5,758	6,038
Prepaids and other	2,679	2,124

Total current assets	63,722	78,363

Restricted investments	1,700	1,680
Property and equipment, net	4,132	2,281
Goodwill	72,244	52,845
Intangibles assets, net	2,544	111
Long-term investments	14,837	16,733
Other assets	801	779

Total assets	$159,980	$152,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,488	$2,494
Deferred revenue	6,614	8,296
Accrued restructuring	—	—
Other accrued liabilities	8,728	7,625

Total current liabilities	18,830	18,415
Non-current liabilities:
Deferred revenue and other	7,518	10,386
Long-term convertible subordinated note	—	15,000
Series A redeemable convertible preferred stock Stockholders’ equity:
Common stock	17	15
Additional paid-in capital	189,063	165,835
Accumulated other comprehensive income (loss)	319	259
Unearned stock-based compensation	(5,575)	(5,754)
Accumulated deficit	(50,192)	(51,364)

Total stockholders’ equity	133,632	108,991

Total liabilities and stockholders’ equity	$159,980	$152,792

PalmSource’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on February 28 and May 31.

In the third quarter of fiscal year 2005, the Company began to classify its investment in auction-rate securities as short-term investments. These investments were included in cash and cash equivalents in previous periods ($18 million at May 31, 2004), and such amounts have been reclassified in the accompanying interim financial statements to conform to the current period classification. This change in classification had no effect on the amounts of total current assets, total assets, net income or cash flow from operations of the Company.